UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

PS Business Parks, L.P. entered into a Second Amended and Restated Revolving Credit Agreement dated as of April 28, 2014 with Wells Fargo Bank, National Association, as Administrative Agent, and the lenders named therein (the “Credit Agreement”). Pursuant to the Credit Agreement, PS Business Parks, L.P. has the ability to borrow up to $250 million under a revolving credit facility which terminates on May 1, 2019. Interest on the amounts borrowed under the Credit Agreement will accrue based on LIBOR and/or base rate loans plus the applicable margin determined by the partnership’s senior unsecured debt credit rating published from time to time. As of the date of the Credit Agreement, the applicable margin is 0.925%.

In the ordinary course of their respective businesses, certain lenders party to the Credit Agreement or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, advisory, lending and/or commercial banking or other financial services for the Company and its subsidiaries for which they received, or may receive, customary fees and reimbursement of expenses.

Item 2.02. Results of Operations and Financial Conditions

On April 28, 2014, PS Business Parks reported its results of operations and financial condition for the quarter ended March 31, 2014. The full text of the press release is furnished as exhibit 99.1 to this Current Report on Form 8-K. The information in Item 2.02 and Exhibit 99.1 are being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The Company’s annual meeting of shareholders was held on April 28, 2014.

(b) The three matters considered for a vote are described in detail in the Company’s proxy statement for the 2014 Annual Meeting filed with the Securities and Exchange Commission on March 24, 2014. The final results for the votes for each proposal are set forth below.

1. The shareholders elected nine directors to the Board of Directors to hold office until the 2015 Annual Meeting or until their successors are duly qualified and elected. The votes for each nominee were as follows:

Name	Votes For	Withheld	Broker Non- Votes
Ronald L. Havner, Jr.	25,107,622	217,221	506,341
Joseph D. Russell, Jr.	25,315,195	9,648	506,341
Jennifer Holden Dunbar	25,315,935	8,908	506,341
James H. Kropp	25,271,832	53,011	506,341
Sara Grootwassink Lewis	25,281,025	43,818	506,341
Michael V. McGee	25,315,658	9,185	506,341
Gary E. Pruitt	25,286,381	38,462	506,341
Robert S. Rollo	25,315,635	9,208	506,341
Peter Schultz	25,315,658	9,185	506,341

2. The shareholders ratified the appointment of Ernst & Young LLP as PS Business Parks’ independent registered public accounting firm for the fiscal year ending December 31, 2014 as follows:

Votes For	Votes Against	Abstain	Broker Non- Votes
25,778,366	50,235	2,583	-0-

3. The shareholders approved the advisory vote on executive compensation as follows:

Votes For	Votes Against	Abstain	Broker Non- Votes
25,263,309	55,780	5,754	506,341

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1:	Second Amended and Restated Revolving Credit Agreement dated as of April 28, 2014.

Exhibit 99.1:	Press release dated April 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: April 28, 2014

By:	/s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	PS Business Parks, L.P. Second Amended and Restated Revolving Credit Agreement dated as of April 28, 2014.

99.1	PS Business Parks, Inc. Earnings Press Release dated April 28, 2014.